UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2014

Trade Street Residential, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32365	13-4284187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19950 West Country Club Drive, Suite 800, Aventura, Florida	33180
(Address of Principal Executive Offices)	(Zip Code)

(786) 248-5200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Lewis Gold as a Member of the Board

On February 12, 2014, Lewis Gold informed the Board of his resignation as a member of the Board, effective immediately. Dr. Gold’s resignation was for personal reasons and not the result of any disagreements with the Company relating to the Company’s accounting principles or practices, financial statement disclosure or the adequacy or effectiveness of the Company’s internal controls and procedures.

Appointment of Adam Sklar as a Member of the Board

On February 12, 2014, the Board appointed Adam Sklar to serve as a member of the Board to fill the vacancy created by Dr. Gold’s resignation.

Mr. Sklar is a Senior Investment Professional for Monarch Alternative Capital LP (“Monarch”). He is also a co-Portfolio Manager for Monarch Structured Credit Fund, where his responsibilities also include the research and trading of RMBS. Prior to joining Monarch in 2007, Mr. Sklar was an Analyst in the Financial Institutions Group at JP Morgan where he worked on advisory and corporate finance assignments for specialty finance clients. Mr. Sklar graduated from the Goizueta Business School at Emory University, where he earned membership in Beta Gamma Sigma, the business honor society, with a B.B.A. in Finance. Based on a Schedule 13D filed by Monarch with the Securities Exchange Commission on January 24, 2014, Monarch owned 8,452,678 shares of the Company’s common stock as of the date of such filing.

Appointment of Richard Ross as Chief Operating Officer

On February 12, 2014, the Board appointed Richard Ross, the Company’s Chief Financial Officer, to serve as the Chief Operating Officer of the Company in addition to his current role as Chief Financial Officer of the Company. The appointment of Mr. Ross filled the vacancy created by Bert Lopez’s resignation as Chief Financial Officer and Chief Operating Officer, which became effective on August 27, 2013. David Levin, the Company’s President and Vice Chairman of the Board, performed the duties and responsibilities of Chief Operating Officer on an interim basis following Mr. Lopez’s resignation.

Mr. Ross is currently subject to an employment agreement in his capacity as Chief Financial Officer of the Company. The terms of the employment agreement with Mr. Ross are not changing as a result of his appointment as Chief Operating Officer. However, in connection with his appointment as Chief Operating Officer, the Board approved an increase of his annual base salary to $250,000, which is retroactive to January 1, 2014.

2013 Incentive Bonus Awards and Base Salary Determinations

On February 12, 2014, the Board approved the payment of 2013 cash incentive bonus payments to Mr. Ross and to Ryan Hanks, the Company’s Chief Investment Officer, of $100,000 and $250,000, respectively. The incentive bonus payments to Messrs. Ross and Hanks were made on February 17, 2014. In addition, the Board approved an increase of Mr. Hanks’ annual base salary to $300,000, which is retroactive to January 1, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trade Street Residential, Inc.

Date: February 18, 2014	By:	/s/ Richard Ross
Richard Ross
Chief Financial Officer and Chief Operating Officer